Exhibit 10.19

Elizabeth Arden, Inc.

14100 N.W. 60th Avenue

Miami Lakes, Florida 33014

Stock Option Agreement (the “Agreement”)

Dear Stock Option Grant Recipient:

Elizabeth Arden, Inc. (the “Company”) is pleased to make the following grant (the “Grant”) to you as described below:

1. Pursuant to the provisions of the Elizabeth Arden, Inc. 2004 Stock Incentive Plan, as the same may be amended, modified and supplemented (the “Plan”), the Committee (as defined in the Plan) hereby grants to you as of the Grant Date, as set forth in the Certificate, and subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an option (the “Option”) to purchase the number of shares (the “Shares Granted”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) at the per-share exercise price (the “Exercise Price”) set forth in the Certificate related to this Grant. The term “Certificate” means the Certificate of Stock Option Grant accompanying this Agreement on the website of the Company’s Plan administrator, pursuant to which you have been informed of this Grant and have been given the opportunity to accept or reject this Grant. The Certificate is incorporated herein by reference, including your electronic acceptance or rejection of this Grant at the website of the Company’s Plan administrator.

2. Subject to Paragraphs 3, 4 and 5 below, the Option shall be exercisable, on a cumulative basis, according to the vesting schedule set forth in Schedule A.

3. Special Rules for ISOs. If this Option is intended to be an Incentive Stock Option as designated in the Certificate, then it can only be granted to you if you are an employee of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) on the Grant Date. The aggregate Fair Market Value (as defined in the Plan), determined as of the time the Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by you during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the Exercise Price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the exercise of such option is prohibited by its terms after the expiration of five years from the Grant Date of such option. The portion of the Option which is designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (i) more than three months after the date you cease to be an employee of the Company (or any of its subsidiaries) for any reason other than your death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than 12 months after the date you cease to be an employee by reason of such permanent and total disability or (iii) after you have been on a leave of absence for more than 90 days, unless your reemployment rights are guaranteed by statute or by contract.

4. Subject to Paragraph 5 below, the unexercised portion of the Option, unless sooner terminated, shall expire on the tenth anniversary of the Grant Date (the “Expiration Date”) and, notwithstanding anything contained herein to the contrary, no portion of the Option may be exercised after such date.

5. If prior to the Expiration Date, your employment with the Company or any subsidiary corporation terminates, the Option will terminate on the applicable date as described below; provided, however, that none of the events described below shall extend the period of exercisability beyond the Expiration Date:

(a) If your employment is terminated by reason of your death either while in the employ of the Company or any subsidiary corporation, the Option shall fully vest and become immediately exercisable, shall remain exercisable for twelve (12) months after your death and shall be exercisable by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent or distribution;

(b) If your employment is terminated by the Company for reason of your “permanent disability” (as defined below), the Option shall fully vest and become immediately exercisable, and shall remain exercisable for six (6) months after you became permanently disabled; provided, however, that if you die within six months following such disability and you have not exercised the Option, the Option shall remain exercisable for an additional twelve (12) months after your death and shall be exercisable by the executor or administrator of your estate or the person or persons to you’re your rights under the Option shall pass by will or the laws of descent or distribution;

(c) If your employment is terminated (i) by the Company other than (X) for “Cause” (as defined below) or (Y) for reason of your “permanent disability” (as defined below) or (ii) other than by reason of your death either while in the employ of the Company or any subsidiary corporation, the portion of the Option vested as of the date of termination, to the extent not theretofore exercised, shall remain exercisable for three (3) months after the date of termination of employment, and all unvested Options as of the date of termination shall be forfeited; provided, however, the Committee, in its sole discretion, may take such actions to waive any conditions or limitations imposed in this Agreement or as set forth in the Plan relating to the exercise of Options after the date of termination of employment during the term of the Option, so long as such actions do not adversely affect your rights; and

(d) If your employment is terminated by the Company for “Cause” or you voluntarily terminate your employment, the Option shall, to the extent not theretofore exercised, immediately become null and void.

(e) Upon the occurrence of a “Change in Control” (as defined in the Plan), the Option shall fully vest and shall terminate within ninety (90) days after the Change in Control. Upon such termination, you shall receive, with respect to the unexercised portion of the Option, an amount in cash equal to the excess of the Fair Market Value of the shares of Common Stock for which the Option is exercisable immediately prior to the occurrence of such Change in Control over the Exercise Price of such shares. The Committee may, however, in its sole discretion, extend the termination date and/or determine that any unexercised Options shall convert into Options of the acquiring company on an equitable basis with regard to the number of unexercised Options and the Exercise Price and, in such circumstance, that all other provisions shall remain unchanged or take any other action it deems appropriate in its sole and absolute discretion.

(f) For purposes of this Agreement, “permanent disability” and “Cause” shall be as defined below:

(i) “permanent disability” shall be defined as any physical or mental disability or incapacity which renders you incapable of fully performing the services required of you in accordance with your obligations with respect to the Company for a period of 150 consecutive days or for shorter periods aggregating 150 days during any period of twelve (12) consecutive months.

(ii) “Cause” shall mean termination after: (a) any violation by you of any non-competition and/or confidentiality provisions agreed to at any time between you and the Company or its affiliates; (b) your commission of an intentional act of fraud, embezzlement, theft or dishonesty against the Company or its affiliates or that otherwise is materially injurious to the economic interests or reputation of the Company; (c) your conviction of (or pleading by you of nolo contendere to) any crime which constitutes a felony, or misdemeanor involving moral turpitude, or which, in the reasonable opinion of the Company, has caused material embarrassment to the Company; (d) the gross neglect or willful failure by you to perform your duties and responsibilities in all material respects, if such breach of duty is not cured within 10 days after receipt of written notice thereof to you by the Company or the Board; or (e) your failure to obey the reasonable and lawful orders or instructions of your supervisor, department head, the Company’s Chief Executive Officer, the Company’s Chief Operating Officer or the Company’s Board of Directors, unless such failure is cured within 10 days after receipt of written notice thereof to you by the Company or the Board. For purposes of clause (d), no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that such act, or failure to act, was in the best interest of the Company. You may exercise the Option regardless of whether any other option that you have been granted by the Company remains unexercised. In no event may you exercise the Option for a fraction of a share or for less than 100 shares unless the number exercised is the remaining balance for which the Option is then exercisable.

6. The Exercise Price shall be paid by you on the date the Option is exercised, in full in cash or shares of Common Stock or by delivering a properly executed exercise notice to the Company together with a copy of (x) irrevocable instructions to deliver directly to a broker the stock certificates representing the shares for which the Option is being exercised, and (y) irrevocable instructions to such broker to sell such shares for which the Option is being exercised, and promptly deliver to the Company the portion of the proceeds equal to the Exercise Price and any amount necessary to satisfy the Company’s obligation for withholding taxes, or any combination thereof, in accordance with the provisions of Section 6(b) of the Plan. For purposes of making payment in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise of the Option and shall have been held by you for at least six months. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of an Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Option or by the Company retaining from the shares of Common Stock to be delivered upon the exercise of the Option that number of shares having a Fair Market Value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the Option.

7. The Company may withhold from sums due or to become due to you from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the issuance or disposition of shares pursuant to the Option, or may require you to reimburse the Company in such amount as a condition to the issuance of the Common Stock issuable upon such exercise.

8. You shall not have any of the rights of a shareholder with respect to the shares of Common Stock underlying the Option while the Option is unexercised.

9. Any exercise of this Option shall be in writing addressed to the Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased, accompanied by payment therefor.

10. This Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during your lifetime, only by you. Notwithstanding the foregoing, the Committee may permit, in its sole discretion, the transfer of this Option (if it is not an Incentive Stock Option) by you solely to your spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons, subject to any restrictions included in this Agreement.

11. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

12. The Company agrees that at the time of exercise of the Option it will use reasonable efforts in good faith to have an effective Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), which includes a prospectus that is current with respect to the shares subject to the Option. You covenant and agree with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement with respect to the shares subject to the Option on an appropriate form under the Act, which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to the Option, (i) that he or she is purchasing the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that you agree that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

13. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

14. This Agreement is not a contract of employment and the terms of your employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Without limiting your rights under any employment agreement, nothing herein shall be construed to impose any obligation on the Company to continue your employment, and it shall not impose any obligation on your part to remain in the employ of the Company.

15. You acknowledge and agree that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to you any material information regarding the business of the Company or affecting the value of the Common Stock before, at or after the time of a termination of your employment by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

16. Any benefits granted under the Plan are not part of your ordinary salary, and shall not be considered as part of such salary for pension purposes (including qualified and non-qualified defined benefit and defined contribution plans) or in the event of severance, redundancy or resignation. If your employment is terminated for whatever reason and whether lawfully or unlawfully, you agree that you shall not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan. You understand and accept that the benefits granted under the Plan are entirely at the grace and discretion of the Company and its subsidiaries, and that the Company and its subsidiaries retain the right to amend or terminate the Plan at any time, at their sole discretion and without notice.

17. Acceptance or rejection of this Grant in accordance with the procedures established from time to time by the Company’s Plan administrator shall be deemed as your acceptance or rejection of the terms and conditions of this Agreement, as the case may be. Also, this Agreement may be executed in counterparts, in writing, each of which taken together shall constitute one and the same instrument.

18. This Agreement, which constitutes the entire agreement of the parties with respect to the Grant, shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to principles of conflicts of law. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

19. This Section shall only apply if you reside outside of the United States and its territories and only to the extent required by applicable law. You hereby acknowledge that the Company holds and processes information relating to your employment, including the nature and amount of your compensation, information relating to grants made by the Company to you under this Plan or other share incentive plans, your bank details, social security or national identity number, and other personal details (“Personal Data”). You further acknowledge that the Company is part of a group of companies operating internationally, and that, in connection with the Plan or other share incentive plans, it may be necessary for the Company to make Personal Data available to its subsidiaries and affiliates, to third-party advisers and administrators of any share incentive plans or arrangements, to service providers and other third parties in the ordinary course of business, and to regulatory authorities and tribunals (the “Third Parties”); and that these Third Parties may be located in countries other than your country of residence (the “Third Countries”), including the United States and other countries outside the European Economic Area. You acknowledge that the laws of these Third Countries may not provide for a level of data protection equivalent to that provided for in your country of residence. Any Personal Data made available by the Company as described above in relation to the Plan or any other share incentive plan will be for the purpose of administration and management of the Plan or any other share incentive plan by the Company, on behalf of the Company, or as otherwise permitted or required by law. You hereby authorize the Company to hold and process the Personal Data for these purposes, and to transfer to the Third Parties and Third Countries any Personal Data to the extent necessary or appropriate to facilitate the administration of the Plan or any other share incentive plan. You authorize the Company to store and transmit Personal Data in electronic form. You confirm that, to the extent such rights exist under applicable law, the Company has notified you of your rights of entitlement to reasonable access to the Personal Data and of your rights to rectify any inaccuracies in that data. Any inquiries may be directed to: Elizabeth Arden, Inc., 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, USA, Attention: Chief Administrative Officer. You agree that this Section shall supercede and amend and restate in its entirety any personal data protection or similar provision contained in any prior stock, option or similar incentive grant or award made to you by the Company.

SCHEDULE - A

VESTING SCHEDULE

No. of Shares Vested	Date of Vesting